CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-221045 on Form N-1A of our reports dated October 17, 2023, relating to the financial statements and financial highlights of American Century® Diversified Corporate Bond ETF, American Century® Diversified Municipal Bond ETF, American Century® Emerging Markets Bond ETF, American Century® Low Volatility ETF, American Century® Multisector Floating Income ETF, American Century® Multisector Income ETF, American Century® Quality Convertible Securities ETF, American Century® Quality Diversified International ETF, American Century® Quality Preferred ETF, American Century® Select High Yield ETF, American Century® Short Duration Strategic Income ETF, American Century® U.S. Quality Growth ETF, American Century® U.S. Quality Value ETF, Avantis® Core Fixed Income Fund, Avantis® Emerging Markets Equity Fund, Avantis® International Equity Fund, Avantis® International Small Cap Value Fund, Avantis® Short-Term Fixed Income Fund, Avantis® U.S. Equity Fund, Avantis® U.S. Large Cap Value Fund, and Avantis® U.S. Small Cap Value Fund, each a series of American Century ETF Trust, appearing in the Annual Reports on Form N-CSR of American Century ETF Trust, for the year ended August 31, 2023, and to the references to us under the headings “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Kansas City, Missouri
June 17, 2024